UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 4, 2010
Forest City Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-4372	34-0863886

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Terminal Tower, 50 Public Square
Suite 1100, Cleveland, Ohio	44113

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 216-621-6060
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Effective March 4, 2010, Forest City Enterprises, Inc. (the “Company”) and Forest City Rental Properties Corporation (“FCRPC”), a wholly-owned subsidiary of the Company, entered into a First Amendment to Second Amended and Restated Credit Agreement and Second Amended and Restated Guaranty of Payment of Debt (“First Amendment”) with KeyBank National Association (“KeyBank”), as Administrative Agent, PNC Bank National Association (“PNC”), as Syndication Agent, Bank of America, N.A. (“BOA”), as Documentation Agent, and the various banks party thereto (the “Banks”). The First Amendment amends the Second Amended and Restated Credit Agreement, dated January 29, 2010, among FCRPC, KeyBank, PNC, BOA and the Banks (the “Credit Agreement”), and the Second Amended and Restated Guaranty of Payment of Debt, dated January 29, 2010, entered into by the Company for the benefit of KeyBank, PNC, BOA and the Banks (the “Guaranty”).
The Company, FCRPC, KeyBank, NCB and the Banks entered into the First Amendment in connection with the Company’s private placement of its Series A Cumulative Perpetual Convertible Preferred Stock (“Preferred Stock”) announced on March 4, 2010. The First Amendment permits the Company to issue the Preferred Stock for cash or in exchange for certain of the Company’s outstanding senior notes due in 2011, 2015 and 2017. To the extent the Preferred Stock is exchanged for senior notes, it will reduce the Reserved Commitment, as defined in the Credit Agreement, on a dollar for dollar basis.
The First Amendment also allows for the payment of scheduled dividends on the Preferred Stock, so long as no event of default under the Credit Agreement or Guaranty has occurred and is continuing or would occur as a result of such payment, including, without limitation, defaults under certain financial covenants contained in the Credit Agreement or Guaranty, which the Company currently satisfies. The First Amendment also permits the Company to enter into preferred equity hedge transactions contemplated to be entered into in connection with the issuance of the Preferred Stock.
Certain of the lenders under the First Amendment and their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.
The foregoing description of the terms of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment filed as Exhibit 10.1 to this Form 8-K.
Item 3.03. Material Modification to the Rights of Securityholders.
On March 9, 2010, the Company completed a private placement of its Preferred Stock. The following table provides some basic information about the Preferred Stock and is not intended to be complete. It does not contain all of the information that is important to holders. A complete description of the terms of the Preferred Stock is contained in Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Preferred Stock – Summary Description

Issuer	Forest City Enterprises, Inc.

Securities to be Issued	4,400,000 shares of 7.0% Series A Cumulative Perpetual Convertible Preferred Stock, without par value.

Liquidation Preference of Preferred Stock	$50.00 per share of Preferred Stock, plus accrued and unpaid dividends.

Dividends	Dividends will be cumulative from the date of original issue at the annual rate of 7.0% of the liquidation preference for each share of the Preferred Stock, payable quarterly on the 15th day of March, June, September and December, commencing June 15, 2010. Any dividends must be declared by the Company’s board of directors and must come from funds that are legally available for dividend payments.

In addition, the Company’s line of credit contains limitations on when it is able to pay cash dividends on its capital stock, including the Preferred Stock, and the amount of cash dividends that it is able to pay. The Company’s line of credit limits its ability to redeem or repurchase the Preferred Stock and may limit its ability to pay dividends or make other cash payments on the Preferred Stock. In addition, the Company’s Indenture dated May 19, 2003 (“Indenture”) contains a limitation on certain payments in respect of securities that are convertible or exchangeable for shares of its Class A common stock, par value $33-1/3 per share (“Class A common stock”) that could also restrict the Company’s ability to purchase, redeem or otherwise retire for value the Preferred stock.

Ranking	The Preferred Stock will rank, with respect to distribution rights and rights upon the Company’s liquidation, winding-up or dissolution:

• junior to all of the Company’s existing and future debt obligations, including convertible or exchangeable debt securities;

•    senior to the Company’s Class A common stock, Class B common stock and any other of the Company’s equity securities that by their terms rank junior to the Preferred Stock with respect to distribution rights or payments upon the Company’s liquidation, winding-up or dissolution;

• on a parity with other series of the Company’s preferred stock or other equity securities that the Company may later authorize and that by their terms are on a parity with the Preferred Stock; and

• junior to any equity securities that the Company may later authorize and that by their terms rank senior to the Preferred Stock.

While any shares of Preferred Stock are outstanding, the Company may not authorize or issue any equity securities that rank senior to the Preferred Stock without the affirmative vote of the holders of at least two-thirds (2/3) of the Preferred Stock.

Conversion Rights and Settlement	Unless the Company redeems the Preferred Stock, the Preferred Stock can be converted at the holder’s option at any time into shares of Class A common stock, at a conversion rate (the “Conversion Rate”) initially equal to 3.307 shares of Class A common stock per $50.00 liquidation preference of Preferred Stock (equivalent to a conversion price (the “Conversion Price”) of approximately $15.12 per share).

In certain circumstances the Company may be required to make a payment to a holder in cash in lieu of issuing the shares of Class A common stock the holder would otherwise be entitled to receive upon conversion of the Preferred Stock. The Company may also be unable to convert the Preferred Stock into either Class A common stock or cash under certain circumstances. Holders will not be entitled to receive shares of Class A common stock upon conversion if such shares (when added to all shares of Class A common stock the Company has previously issued upon conversion of the Preferred Stock) would equal or exceed 31,126,280 shares of Class A common stock. Also, holders will not be entitled to receive cash for their Preferred Stock when such cash payment is not permitted due to applicable laws or pursuant to the terms of the Company’s outstanding agreements.

If a holder is a Related Party (as such term is contemplated in Sections 312.03 and 312.04 of the New York Stock Exchange Listed Company Manual), such holder will not be entitled to receive shares of Class A common stock upon conversion to the extent that the aggregate number of shares of Class A common stock required to be issued to such holder would exceed 1,564,134 shares of Class A common stock.

The Conversion Rate is subject to adjustments upon the occurrence of certain events.

The Company’s line of credit contains limitations on when it is able to make cash payments on its capital stock, including the Preferred Stock, and the amount of cash it is able to pay. In addition, the Company’s Indenture contains a limitation on certain payments in respect of securities that are convertible or exchangeable for shares of Class A common stock that could also restrict the Company’s ability to purchase, redeem or otherwise retire for value the Preferred Stock.

Adjustment to Conversion Rate upon a Failure to Pay Dividends	If the Company fails to pay the full amount of any quarterly dividend on the Preferred Stock, the Conversion Rate will be increased to compensate for the amount of the unpaid dividend.

Adjustment to Conversion Rate upon a Fundamental Change	If holders of shares of the Preferred Stock elect to convert their shares of Preferred Stock in connection with a fundamental change that occurs on or prior to March 9, 2013, the Conversion Rate will adjust by increasing the number of shares of Class A common stock issuable upon conversion of the Preferred Stock by a number of additional shares of Class A common stock (the “Additional Common Stock”) determined based on the stock price paid per share for the Class A common stock in such fundamental change and the effective date of such fundamental change.

Rights upon a Fundamental Change	In the event of a fundamental change when the stock price of the Company’s Class A common stock is less than $12.60 per share, then holders of the Preferred Stock will have the special right to convert some or all of their Preferred Stock on the fundamental change conversion date into a number of shares of the Company’s Class A common stock per $50 liquidation preference equal to the quotient of such liquidation preference plus an amount equal to accrued and unpaid dividends to, but not including, the fundamental change conversion date, divided by 95% of the market price of the Company’s Class A common stock. In the event that holders exercise this special conversion right, the Company may elect, in lieu of this conversion, to repurchase for cash all or some of the Preferred Stock as to which the conversion right was exercised at a repurchase price equal to 100% of the liquidation preference of the Preferred Stock to be repurchased plus an amount equal to accrued and unpaid dividends to, but not including, the fundamental change conversion date. If the Company elects to exercise its repurchase right, holders will not have the special conversion right described in this paragraph.

Issuer’s Conversion Option	On or prior to March 9, 2013, the Company may elect to mandatorily convert some or all of the Preferred Stock if the Daily VWAP (defined below) of the Company’s Class A common stock equals or exceeds 150% of the Conversion Price for at least 20 out of 30 consecutive trading days, ending on the trading day prior to its issuance of a press release announcing the exercise of this conversion option. “Daily VWAP” means the daily volume weighted average price per share of the Company’s Class A common stock on the national securities exchange on which the Class A common stock is listed or quoted for trading.

Dividend Make-Whole Payment	If the Company elects to mandatorily convert some or all of the Preferred Stock on or prior to March 9, 2013, unless holders are receiving the Additional Common Stock described above, the Company will make an additional payment on the Preferred Stock equal to the total value of the aggregate amount of dividends that would have accrued and become payable on the Preferred Stock from March 9, 2010 through and including March 9, 2013, less any dividends already paid on the Preferred Stock. This additional payment is payable by the Company in cash or shares of its Class A common stock, or a combination of cash and shares of its Class A common stock, at the Company’s option.

Optional Redemption	On or after March 9, 2013, the Company may redeem the Preferred Stock, in whole or in part, at its option at a redemption price equal to the liquidation preference of $50, together with accrued and unpaid dividends to, but excluding, the redemption date.

Voting Rights	Except as provided by law and in other limited situations, holders of the Preferred Stock will not be entitled to any voting rights. However, holders will, among other things, be entitled to vote as a separate class to elect (i) one director if the Company has not paid the equivalent of eight or more quarterly dividends, whether or not consecutive, until it pays in full all accrued and unpaid dividends, (ii) a second director if the Company has not paid the equivalent of twelve or more quarterly dividends, whether or not consecutive, until it pays in full all but up to and including eight quarterly periods of accrued and unpaid dividends, and (iii) two directors if the Company is unable to issue Class A common stock or pay cash upon conversion of the Preferred Stock, until it is able to give effect to any conversions or pay cash upon conversion of the Preferred Stock; provided that at no time may the holders of Preferred Stock elect more than two directors.

Maturity	The Preferred Stock has no maturity date, and the Company is not required to redeem the Preferred Stock at any time. Accordingly, the Preferred Stock will remain outstanding indefinitely unless the holder or the Company decide to convert it or it is redeemed or repurchased under certain circumstances.

Listing	The Company does not intend to list the Preferred Stock on any securities exchange.
In addition, information required by Item 3.03 is also contained in Item 5.03 of this Form 8-K and is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation
Article IV of the Company’s Amended Articles of Incorporation authorizes the Company to issue, from time to time, shares of Preferred Stock. On March 4, 2010, the Company filed a Preferred Stock Designation of Series A Cumulative Perpetual Convertible Preferred Stock with the Ohio Secretary of State to amend its Amended Articles of Incorporation. The amendment to the Company’s Amended Articles of Incorporation setting forth the terms of the Preferred Stock was effective upon filing, and established a series of such Preferred Stock as “Series A Cumulative Perpetual Convertible Preferred Stock,” authorized 6,400,000 shares of Series A Preferred Stock, and set forth the dividend rate, the designations, and certain other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, of the Preferred Stock. The Certificate of Amendment of Articles of Incorporation setting forth the terms of the Series A Preferred Stock is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01 financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment by Directors to the Amended Articles of Incorporation of Forest City Enterprises, Inc. dated March 4, 2010 (setting forth Section C(2), Article IV, Preferred Stock Designation of the Series A Cumulative Perpetual Convertible Preferred Stock).

10.1	First Amendment to Second Amended and Restated Credit Agreement and Second Amended and Restated Guaranty of Payment of Debt, dated as of March 4, 2010, by and among Forest City Rental Properties Corporation, Forest City Enterprises, Inc., KeyBank National Association, as Administrative Agent, PNC Bank National Association, as Syndication Agent, Bank of America, N.A., as Documentation Agent, and the banks named therein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY ENTERPRISES, INC.

Date: March 9, 2010	By:	/s/ ROBERT G. O’BRIEN
	Name:	Robert G. O’Brien
	Title:	Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment by Directors to the Amended Articles of Incorporation of Forest City Enterprises, Inc. dated March 4, 2010 (setting forth Section C(2), Article IV, Preferred Stock Designation of the Series A Cumulative Perpetual Convertible Preferred Stock).

10.1	First Amendment to Second Amended and Restated Credit Agreement and Second Amended and Restated Guaranty of Payment of Debt, dated as of March 4, 2010, by and among Forest City Rental Properties Corporation, Forest City Enterprises, Inc., KeyBank National Association, as Administrative Agent, PNC Bank National Association, as Syndication Agent, Bank of America, N.A., as Documentation Agent, and the banks named therein.